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                                                                      EXHIBIT 5

                           BAKER & BOTTS L.L.P.

                             885 THIRD AVENUE

                                SUITE 1900

                         NEW YORK, NEW YORK 10022

                             DECEMBER 6, 1995

TCI Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado 80111-3000

Gentlemen:

  Reference is made to the Registration Statement on Form S-3 as amended, (as amended, the "Registration Statement") filed by TCI Communications, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering from time to time of debt securities of the Company (the "Debt Securities") for a maximum aggregate initial offering price of $1,160,000,000.

  As described in the Registration Statement, the Company may offer Senior Debt Securities to be issued under an Indenture between the Company and The Bank of New York, as Trustee (the "Senior Indenture"), Senior Subordinated Debt Securities to be issued under an Indenture between the Company and a trustee to be named therein (the "Senior Subordinated Indenture"), or Subordinated Debt Securities to be issued under an Indenture between the Company and a trustee to be named therein (the "Subordinated Indenture"), or any combination of Senior, Senior Subordinated and Subordinated Debt Securities. We have participated in the preparation and qualification under the Trust Indenture Act of 1939, as amended, of each of the foregoing Indentures. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are herein referred to individually as an "Indenture" and collectively as the "Indentures."

  In connection therewith, we have examined, among other things, the Restated Certificate of Incorporation and By-Laws of the Company, as amended; the minutes of the proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters (collectively, the "Board Resolutions"); each of the form of Senior Indenture, the form of Senior Subordinated Indenture and the form of Subordinated Indenture, and such other documents, records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed that there will be no changes in applicable law between the date of this opinion and any date of issuance of Debt Securities.

  Based upon the foregoing, we are of the opinion that the Debt Securities issued under any of the Indentures, when (i) the applicable Indenture has been executed and delivered by the parties thereto, (ii) the definitive terms of such Debt Securities and of their issue and sale have been duly established in accordance with the Board Resolutions and the provisions of the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iii) such Debt Securities have been duly executed by the proper officers of the Company and authenticated by the Trustee or Trustees for the series to be issued in accordance with the applicable Indenture and (iv) such Debt Securities have been issued and sold as contemplated in the Registration Statement, the prospectus contained therein and the applicable supplement to the prospectus, such Debt Securities will be legally issued, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.
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TCI Communications, Inc

December 6, 1995

Page 2

  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us contained therein under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of Tele-Communications, Inc., a Delaware corporation, which owns all of the outstanding common stock of the Company.

                                          Very truly yours,

                                          Baker & Botts, L.L.P.

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